Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

March       , 2019

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Re:	Public Offering of Electrameccanica Vehicles Corp.

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.0001 per share (“Common Stock”), or rights to acquire Common Stock, of Electrameccanica Vehicles Corp. (the “Company”) understands that you (the “Placement Agent”) propose to enter into a Placement Agency Agreement (the “Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the Placement Agent of shares of Common Stock (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

In consideration of the Placement Agent’s agreement to enter into the Agreement and to proceed with the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and you that, without your prior written consent, the undersigned will not, during the period ending 90 days (the “Lock-Up Period”) after the date of the prospectus relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without your prior written consent, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to (i) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts; (ii) transfers or dispositions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value; (iii) transfers or dispositions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value; (iv) transfers or dispositions of shares of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; ; (vii) if the undersigned is an entity, transfers of Common Stock or other securities to an Affiliate (as defined in Rule 12b-2 under the Exchange Act of 1934) in a transaction not involving a disposition for value;; and (ix) distributions of shares of Common Stock or other securities of the Company to members, partners or stockholders of the undersigned; provided, that in the case of any transfer or disposition pursuant to clause (i), (ii), (iii), (iv), (vii) or (ix) any donee, transferee or distributee shall execute and deliver to the Placement Agent a lock-up letter in the form of this letter.

For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, notwithstanding the restrictions imposed by this letter, the undersigned may, without your prior written consent, (a) exercise an option to purchase shares of Common Stock granted under any stock incentive plan or stock purchase plan of the Company or exercise outstanding warrants to purchase shares of the Company’s capital stock, provided that the underlying shares issuable upon exercise thereof shall continue to be subject to the restrictions on transfer set forth in this letter; (b) establish a 10b5-1 Trading Plan for the transfer of shares of Common Stock, provided that such plan does not provide for any transfers of Common Stock during the Lock-up Period, and no filing with the Securities and Exchange Commission (the “SEC”) or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith, in each case during the Lock-Up Period; (c) transfer shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to the Company in connection with the termination of the undersigned’s employment with the Company; and (d) transfer or dispose of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock purchased in the Public Offering from the Placement Agent or on the open market following the Public Offering.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This letter shall automatically terminate and the undersigned shall be released from all obligations under this letter upon the earliest to occur, if any, of (i) either the Company, on the one hand, or the Placement Agent, on the other hand, advising the other in writing, prior to the execution of the Agreement, that they have determined not to proceed with the Public Offering, (ii) the Agreement being terminated prior to the Closing Date (as defined in the Agreement), (iii) the registration statement filed with the SEC with respect to the Public Offering being withdrawn and (iv) April 30, 2019 in the event that the Agreement has not been executed by such date.

The undersigned, whether or not participating in the Public Offering, understands that the Placement Agent is entering into the Agreement and proceeding with the Public Offering in reliance upon this letter.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[STOCKHOLDER]

By:
Name:
Title: